Exhibit 99.1

 Investor Presentation  May 2018

 Forward-Looking Statements  The Company makes forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements may include statements regarding profitability, liquidity, adequacy of capital, the allowance for loan losses, interest rate sensitivity, market risk, growth strategy, and financial and other goals. The words, “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends,” or other similar words or terms are intended to identify forward-looking statements. These forward-looking statements are subject to significant uncertainties. Because of these uncertainties, actual future results may be materially different from the results indicated by these forward-looking statements. In addition, past results of operations do not necessarily indicate future results. The following presentation should be read in conjunction with the consolidated financial statements and related notes included in Part II, Item 8, and Item 1A. Risk Factors of the Company’s Form 10-K for the year ended December 31, 2017.  2

First National Corporation

The strategic objective is to grow total assets in excess of $1 billion through organic growth opportunities and strategic acquisitions in like markets, with a focus on serving as trusted advisors to small businesses and individuals.

Customer Map



Frederick, Winchester & Warren
Shenandoah County, VA
Harrisonburg-Staunton-Waynesboro
Charlottesville
Richmond
Prince Edward County

- Ticker "FXNC" quoted on OTC Markets Group exchange
- Community banking since 1907
- 15 branches across 6 counties and 3 MSAs in Virginia
- Wealth management division $220 million AUM
- Low-cost deposit portfolio at 0.35%
- Providing solutions to small businesses
- Management team with track record of success
- Annual loan growth averaged 10% last 5 years
- Superior asset quality with NPAs/Assets of 0.09%

Financial information as of and for the quarter ended March 31, 2018, except for annual loan growth.

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 First National Outperformed Major Indices  Source: SNL Financial, as of April 16, 2018Peers include banking companies headquartered in Virginia with total assets between $500 million and $1 billion.  4

Q1 2018 and Full Year 2017 Highlights

Q1 2018 compared to Q1 2017

- Profitability ratios improved with ROE of 18.47%, ROA of 1.45% and efficiency ratio of 62.39%
- Net interest income increased 9% and wealth management increased 17%
- Noninterest expenses increased 2%, including the recent expansion into Richmond market
- Net loans increased 5% and deposits increased 6% from prior year
- Nonperforming assets to total assets decreased to 0.09%

2017 Highlights

- Record year of revenues totaling $33.6 million
- Pre-tax income increased 23%
- Return on equity of 11.57%
- Efficiency ratio improved to 66.42%
- Expanded into Richmond with branch and experienced bankers

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 Net Interest Income and Margin  Dollars in thousands. Quarterly financial information is unaudited.  Net interest income increased $555 thousand, or 9%, to $6.5 million in the first quarter of 2018 compared to the first quarter of 2017.Net interest margin increased 9 basis points to 3.79% for the quarter ended March 31, 2018, compared to 3.70% for the same period of 2017.   6

 Noninterest Income  Dollars in thousands. Quarterly financial information is unaudited.  Wealth management fees increased $60 thousand, or 17%, for the quarter ended March 31, 2018 compared to the same period of 2017.Service charges on deposit accounts and ATM and check card fees remained stable.   7

 Noninterest Expense  Dollars in thousands. Quarterly financial information is unaudited.  Noninterest expense decreased to 3.17% of average assets for the first quarter of 2018 compared to 3.26% for the same period of 2017.The increase in salaries and benefits and occupancy expense resulted primarily from the bank expansion into Richmond, VA.   8

 Improved Efficiency  Total revenue is comprised of net interest income and noninterest income.Dollars in millions. Quarterly financial information is unaudited.  The efficiency ratio improved to 62.4% for Q1 2018 compared to 69.5% for Q1 2017 due to continued revenue growth and expense management.  9

 Earnings and Profitability  Basic and diluted earnings per share. Quarterly financial information is unaudited.    During the fourth quarter of 2017, the company recorded a $752 thousand, or $0.16 per diluted share, charge to income tax expense for the re-measurement of net deferred tax assets, which resulted from the new 21% Federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.  10

 Loan Portfolio and Improved Yield  Dollars in millions. Quarterly financial information is unaudited.  Loans increased $23M, or 5%, to $521 million at March 31, 2018 compared to the prior year, while the yield on loans improved 24 basis points to 4.92%.   11

 Deposits Provided a Source of Strength  Dollars in millions. Quarterly financial information is unaudited.  Deposits increased $38M, or 6%, to $693 million at March 31, 2018 compared to the prior year and provide low cost funding of 0.35%Non-maturity deposits are 82% of total deposit and deposit total composition is 61% personal and 39% business.    82%  12

 Asset Quality  Nonperforming assets comprised of nonaccrual loans and other real estate owned. Peers median ratio was based on banks in Virginia with assets between $500 million to $1 billion. Dollars in thousands. Quarterly financial information is unaudited.  Nonperforming assets remained low at 0.09% of total assets at March 31, 2018.The allowance for loan losses totaled $5.3 million, or 1.01% of total loans.  13

 Capital Position  14

 Strategies to Build Shareholder Value  Grow Assets Without Adding Significant Overhead  Deploy Cash and Securities into Loans   Deposit Growth in Vibrant Virginia Markets  Diversify Noninterest Income  Experienced Board & Management Team  Track Record of Value-Creating Acquisitions    15

 Deploy Cash and Securities Into Loans  Source: SNL Financial. Peer median based on banks in Virginia with assets between $500 million to $1 billion as of December 31, 2017. Quarterly financial information is unaudited.  16

Grow Deposits in Vibrant Virginia Markets

Virginia's unemployment rate is lower than the nation at 3.5%

Diverse economies with large regional medical centers and higher education, including Virginia Commonwealth University, University of Richmond, Shenandoah University and Mary Baldwin University

Virginia is headquarters to 37 Fortune 1000 firms [2]

Virginia ranked 5th "Best States for Business" ranking by Forbes

More than $9 billion deposits within First Bank's branch footprint [3]

Projected Population Growth: 2010 – 2020 [1]



Morgantown
Cumberland
Hagerstown
Fairmont
Martinsburg
Clarksburg
OLD TOWN WINCHESTER
Annapolis
Washington
Winchester MSA
Population: 104,508
Growth: 20%
Harrisonburg
Fredericksburg
Staunton-Waynesboro MSA
Population: 118,502
Growth: 8%
Charlottesville
VIRGINIA
Richmond
Lynchburg
Roanoke
Blacksburg
Richmond MSA
Population: 1,208,101
Growth: 13%
Hampton
Norfolk

1: Source: Virginia Employment Commission, April 2018
2: Source: Virginia Economic Development Partnership
3: Source: SNL Financial includes City of Winchester, Frederick, Shenandoah and Warren Counties; Cities of Staunton and Waynesboro, Rockingham, Buckingham and Price Edward Counties; and deposits within 3 miles of the Patterson Avenue First Bank office.

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 Track Record of Value-Creating Acquisitions  Acquisition Opportunities in Virginia  Branch Acquisition Success  Six branches acquired in 2015 including $186 million in deposits  Hired Regional President and a market executive to deploy deposits into loans in the Staunton-Waynesboro MSA  Opened Loan Production Office and hired a market executive in Harrisonburg, VA  22 thousand deposit accounts with 0.19% cost of deposits at closing  1 Source: SNL Financial.  18

 We Have Methodically Added Talent in Key Areas  19

 Stock Profile  Source: SNL Financial, data as of April 16, 20181 Most recent cash dividend paid on March 16, 20182 At March 31, 2018  Ticker symbol  FXNC  Exchange  OTC  Market price   $18.70  Common shares outstanding  4,952,575  Market capitalization  $92.6 million  Insider ownership  16.9%  Institutional ownership  10.1%  Quarterly cash dividend 1  $0.05, dividend yield 1.07%  Average volume (LTM)  2,017  EPS (LTM)  $1.54  Tangible book value per share 2  $11.89  20

 Appendix  21

Financial Performance

(dollars in thousands) except per share data	At or for the year ended, 12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017
Balance Sheet					
Assets	$522,890	$518,165	$692,321	$716,000	$739,110
Loans, net	346,449	371,692	433,475	480,746	516,875
Deposits	450,711	444,338	627,116	645,570	664,980
Tangible common equity	38,888	44,884	43,607	50,582	57,212
Balance Sheet Ratios					
Loans / Deposits	79.23%	85.16%	70.00%	75.29%	78.53%
TCE / TA	7.44%	8.66%	6.32%	7.08%	7.75%
Leverage ratio [1]	10.68%	12.90%	8.12%	8.48%	8.46%
Total capital ratio [1]	16.62%	19.14%	13.86%	13.47%	13.12%
Performance					
Net income [2]	$8,961	$6,493	$1,542	$5,907	$6,448
Diluted EPS	$1.83	$1.32	$0.31	$1.20	$1.30
ROAA	1.85%	1.45%	0.41%	0.84%	0.89%
ROAE	21.87%	13.49%	4.58%	12.00%	11.57%
Net interest margin	3.72%	3.86%	3.52%	3.61%	3.77%
Efficiency ratio	74.79%	73.96%	80.92%	71.05%	66.42%
Asset Quality					
NPAs / Assets	2.81%	1.91%	0.94%	0.25%	0.17%
NCOs / Avg loans	0.53%	0.02%	0.27%	0.04%	0.02%
Reserves / Loans	2.98%	1.77%	1.26%	1.09%	1.02%

[1] First Bank capital ratios.
[2] Net income available to common shareholders.

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 Peer Comparison  Source: SNL Financial. Peers defined as banks in Virginia with assets between $500 million and $1 billion as of 12/31/17. Capital ratios are for bank subsidiaries at 12/31/17.  Return on Assets  Return on Equity  Efficiency Ratio  Net Interest Margin  Loans / Deposits  Cash & Securities / Deposits  NPAs / Assets  Reserves / Loans   Peer 0.57% FXNC 0.89%    Peer 6.4% FXNC 11.6%   Peer 75.1% FXNC 66.4%   Peer 3.66% FXNC 3.77%   Peer 88.1% FXNC 78.5%   Peer 18.2% FXNC 26.9%   Peer 1.30% FXNC 0.17%   Peer 0.92% FXNC 1.02%    Median of peer group    FXNC    1 standard deviation from the mean  1-4 Family / Loans  CRE & Multi / Loans  C&I / Loans  Non-interest bearing / Deposits  Savings & MMDA / Deposits  Time / Deposits  Total Risk-Based Capital  Leverage Ratio   Peer 33.3% FXNC 32.3%    Peer 39.5% FXNC 42.6%   Peer 8.6% FXNC 7.4%   Peer 23.1% FXNC 27.2%   Peer 40.9% FXNC 46.6%   Peer 28.3% FXNC 18.4%   Peer 13.1% First Bank 13.1%   Peer 10.3% First Bank 8.5%  23

 Diversified Loan Portfolio  Loan Composition   Financial information at March 31, 2018 is unaudited.  24

 Low Cost Deposits  Deposit Composition  Non-maturity deposits 82% of total depositsLow cost funding of 0.35%Comprised of 61% personal, 39% business$15 thousand average balance of non-maturity deposits  Financial information at March 31, 2018 is unaudited.  25

First National Corporation

Scott Harvard, President and CEO
(540) 465-6121
sharvard@fbvirginia.com

Shane Bell, Executive VP and CFO
(540) 465-6130
sbell@fbvirginia.com

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